Exhibit 10.1
Execution Version
Gaylord Entertainment Company
and
the Guarantors listed on Schedule II hereto
$300,000,000
3.75% Convertible Senior Notes due 2014
PURCHASE AGREEMENT
September 24, 2009
DEUTSCHE BANK SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WELLS FARGO SECURITIES, LLC

c/o	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Ladies and Gentlemen:
               Gaylord Entertainment Company, a Delaware corporation (the “Company”), hereby confirms its agreement with you (the “Initial Purchasers”), as set forth below.
               Section 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers named in Schedule I hereto, for whom you are acting as representatives (the “Representatives”), $300,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2014 (the “Firm Notes”). The respective principal amounts of the Firm Notes to be so purchased by the several Initial Purchasers are set forth opposite their names in Schedule I hereto. In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $60,000,000 in aggregate principal amount of its 3.75% Convertible Senior Notes due 2014 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). The Notes are to be issued under an indenture (the “Indenture”) to be entered into by and among the Company, the Guarantors listed on Schedule II hereto (collectively, the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”) on the Closing Date.
               The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture. As used herein, “Conversion Shares” means the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes and the Indenture. In accordance with that certain Amended and Restated Rights Agreement, dated as of March 9, 2009 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent, each outstanding share of Common Stock of the Company is accompanied by one preferred share purchase right (a “Right”); each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company upon the terms and subject to the conditions set forth in the Rights Agreement. Until the Distribution Date (as defined in the Rights Agreement), the Rights trade with, and will be inseparable from, the Common Stock. Each Conversion Share issued and sold by the Company pursuant to this Agreement shall be issued together with a Right. In this Agreement, the terms “Conversion Shares,” and “Common Stock” shall be deemed to include the Right which accompanies each share of Common Stock.
               The payment of principal of, Additional Interest (as defined in the Indenture), if any, and interest on the Notes will be fully and unconditionally guaranteed by the Guarantors (each a “Guarantee” and collectively, the “Guarantees”). The Notes will be offered and sold to the Initial Purchasers, and resold by the Initial Purchasers, without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom and the rules and regulations promulgated under the Act by the Securities and Exchange Commission (the “Commission”), including the exemption afforded by Rule 144A thereunder (“Rule 144A”).
               In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated September 23, 2009 (the “Preliminary Memorandum”) and has prepared a Pricing Supplement (the “Pricing Supplement”) dated September 24, 2009 setting forth or including a description of the terms of the Notes and the Guarantees, the terms of the offering of the Notes and the Guarantees, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein. As used herein, “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the Preliminary Memorandum, as supplemented by the Pricing Supplement, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Notes prior to the time this Agreement is executed by the parties hereto (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a Final Memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Memorandum, the Final Memorandum or the Offering Memorandum shall be deemed to mean and include all financial statements and schedules and other information that is incorporated by reference in or otherwise deemed to be a part of or included in the Preliminary Memorandum, the Final Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Memorandum, the Final Memorandum or the Offering Memorandum shall be deemed to mean and include any document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) with the Commission after the date of the Preliminary Memorandum, the Final Memorandum or the Offering Memorandum that is incorporated by reference in or otherwise deemed to be a part of or included in the Preliminary Memorandum, the Final Memorandum or the Offering Memorandum, as the case may be. This Agreement, the Indenture, the Notes, and the Guarantees are referred to herein collectively as the “Operative Documents.”
     Concurrent with the offering and sale of the Notes by the Company pursuant to the terms of this Agreement, the Company is offering to sell 6,000,000 shares of Common Stock of the Company (or up to 6,900,000 shares of Common Stock if the underwriters exercise the over-allotment option in full) (the “Concurrent Offering”), pursuant to the terms of an underwriting agreement, dated of even date herewith between the Company and certain of the Underwriters.
               As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Initial Purchasers, and (b) that the several Initial Purchasers are willing, acting severally and not jointly, to purchase the principal amount of Firm Notes set forth opposite their respective names in Schedule I, plus their pro rata portion of the Optional Notes if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Initial Purchasers.
               Section 2. Representations and Warranties. Each of the Company and the Guarantors represent and warrant to and agree with each of the Initial Purchasers as follows:
          (a) Offering Memorandum. As of the Time of Execution and as of the Closing Date (as defined in Section 3 below) or the Option Closing Date (as defined in Section 3 below), as the case may be, the Offering Memorandum does not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 herein. The documents incorporated, or to be incorporated, by reference in the Offering Memorandum and the Final Memorandum, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (b) Financial Statements. The historical financial statements of the Company and its consolidated subsidiaries and the related notes thereto, as amended or superseded as of the date hereof, included or incorporated by reference in the Offering Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (except as otherwise disclosed therein). The summary historical consolidated financial data and the information under the heading “Capitalization” included in the Offering Memorandum and the Final Memorandum are presented on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum and the Final Memorandum.
          (c) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum and the Final Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
          (d) Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated, organized or formed and is validly existing as a corporation, limited liability company, limited partnership or general partnership and is in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and the Final Memorandum and, in the case of the Company and the Guarantors, to enter into and perform their respective obligations, as the case may be, under this Agreement and the other Operative Documents.
               Each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation, limited liability company or partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or partnership or other ownership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable (to the extent such concepts are relevant with respect to such ownership interests) and is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as set forth in the Offering Memorandum and the Final Memorandum or on Schedule III hereto. The Company does not own a majority interest in or otherwise control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III hereto.
          (e) Authorized Capital. The authorized share capital of the Company consists of 150,000,000 shares of Common Stock, and 100,000,000 shares of preferred stock, $0.01 par value, of which (except for subsequent issuances, if any, pursuant to the Company’s stock option plans described in the Offering Memorandum and the Final Memorandum) 40,979,510 shares of Common Stock are outstanding and no shares of Preferred Common Stock are outstanding; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights under Delaware law; except as described in or expressly contemplated by the Offering Memorandum and the Final Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries (other than Corporate Magic, Inc., a Texas corporation), or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of its subsidiaries is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum and the Final Memorandum.
          (f) Authorization of the Notes. The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g) Authorization of the Guarantees. The Guarantees have been duly authorized by the Guarantors and, on the Closing Date, or, if any Optional Notes are being purchased, on the relevant Option Closing Date, will have been duly executed by the Guarantors and, when the Firm Notes and, if applicable, the Optional Notes are issued and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (iii) the authorization, execution and delivery of the Guarantee of any Guarantor incorporated in the State of Tennessee may be limited by Tennessee corporate law relating to the adequacy of capital.
          (h) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Offering Memorandum and the Final Memorandum, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights.
          (i) Authorization of the Indenture. The Company and the Guarantors have all requisite corporate or other power and authority to execute, deliver and perform their respective obligations under the Indenture. The Indenture, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly and validly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (iii) the authorization, execution and delivery of the Guarantee of any Guarantor incorporated in the State of Tennessee may be limited by Tennessee corporate law relating to the adequacy of capital.
          (j) [Intentionally Omitted.]
          (k) Authorization of the Purchase Agreement. The Company and the Guarantors have all requisite corporate or other power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the

Company and the Guarantors. This Agreement has been duly executed and delivered by the Company and the Guarantors.
          (l) No Violation or Default. Except with respect to claims disclosed in the Offering Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or other constitutive document, or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the agreements listed in Schedule IV), or to which any of the property or assets of the Company or any of their respective subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such Default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.
          (m) No Conflicts. The Company’s and each Guarantor’s execution, delivery and performance of this Agreement and the other Operative Documents and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum and the Final Memorandum (i) have been duly authorized by all necessary corporate or other action and will not result in any violation of the provisions of the charter, by-laws or other constitutive document of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) assuming the accuracy of the representations, warranties and covenants of the Initial Purchasers herein, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
          (n) No Consents Required. No consent, approval, authorization or order of or registration, application or filing with any court or governmental agency or body, or third party is required on the part of the Company for the issuance and sale by the Company of the Notes and the issuance of the Guarantees by the Guarantors to the Initial Purchasers or the consummation by the Company and the Guarantors of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial

Purchasers, and (iii) the application to the New York Stock Exchange (the “NYSE”) to list the shares of Common Stock issuable upon conversion of the Notes.
          (o) Legal Proceedings. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, and which action, suit or proceeding, if determined adversely to the Company, or any of its subsidiaries, as the case may be, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
          (p) Independent Accountants. Ernst & Young LLP (the “Independent Accountants”), who have expressed their opinion with respect to the Company’s financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission included or incorporated by reference in the Offering Memorandum and the Final Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Act and the Exchange Act.
          (q) Title to Real and Personal Property. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, the Company and each of its subsidiaries has good and valid title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(b) above (or elsewhere in the Offering Memorandum and the Final Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except as disclosed in the Offering Memorandum and the Final Memorandum or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
          (r) Title to Intellectual Property. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

          (s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Offering Memorandum and the Final Memorandum and that is not so described in such documents and in the Offering Memorandum.
          (t) Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”). The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
          (u) Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(b) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
          (v) Licenses and Permits. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
          (w) No Labor Disputes. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.
          (x) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
          (y) Periodic Review of Costs of Environmental Compliance. From time to time in the ordinary course of its business, the Company conducts a review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change, except to the extent otherwise disclosed in the Offering Memorandum and the Final Memorandum.
          (z) Compliance with ERISA. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of

1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any of its subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates. Except as disclosed in the Offering Memorandum and Final Memorandum, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would be material to the Company, its Subsidiaries or any of its ERISA Affiliates. Neither the Company, its subsidiaries nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
          (aa) Accounting Controls. The Company maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (bb) Insurance. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, the Company and its subsidiaries are self-insured or are insured by recognized, and to our knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any of its

subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
          (cc) No Unlawful Payments. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum and the Final Memorandum in order to make the statements therein not misleading.
          (dd) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
          (ee) No Stabilization. None of the Company, the Guarantors or any of their affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
          (ff) Sarbanes-Oxley Act. Except with respect to certain non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company’s officers and directors, the Company and, to the best of its knowledge, its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective as of the date hereof.
          (gg) Common Stock Exchange Listing. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
          (hh) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission, and (iii)

are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
          (ii) No Outstanding Loans or Other Indebtedness. Except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.
          (jj) Regulations T, U and X. None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.
          (kk) Descriptions of Documents. The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.
          (ll) No Integration. None of the Company, the Subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act, (each an “Affiliate”)) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes or the Conversion Shares in a manner that would require the registration under the Act of the Notes or the Conversion Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or the Conversion Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except as may be contemplated thereby.
          (mm) No Registration or Qualification. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture, the Offering Memorandum and the Final Memorandum to register any of the Notes or the Conversion Shares under the Act or to qualify the Indenture under the TIA.
               (nn) Rule 144A. No securities of the Company or any of its subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.
               (oo) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
               (pp) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company and each of its subsidiaries to each Initial Purchaser as to the matters covered thereby.
               Section 3. Purchase, Sale and Delivery of the Notes.
          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Firm Notes in the respective principal amounts set forth on Schedule I hereto from the Company at 97.625% of their principal amount.
          (b) One or more certificates in definitive form for the Firm Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Initial Purchasers through the facilities of The Depository Trust Company in New York, New York, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Firm Notes shall be made at the offices of Shearman & Sterling LLP, 525 Market Street, San Francisco, California at 10:00 A.M., New York time, on September 29, 2009, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment for the Firm Notes being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Firm Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.
          (c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $60,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the principal amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. The principal amount of Optional Notes to be purchased by each Initial Purchaser shall be in the same proportion to the total number of Optional Notes being purchased as the number of Firm Notes being purchased by such Initial Purchaser bears to the total principal amount of Firm Notes (subject to such adjustments to eliminate any principal amount below $1,000). The option with respect to the Optional Notes granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchasers. You, as Representatives of the several Initial Purchasers, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, the Representatives shall purchase the Optional Notes as described herein and payment for the Optional Notes shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

               Section 4. Offering by the Initial Purchasers. It is understood that the Initial Purchasers propose to make an offering of the Firm Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable. It is further understood that the Initial Purchasers, acting severally and not jointly, covenant with the Company not to take any action that would result in the Company being required to file with the Commission a registration statement with respect to the offering and sale of the Notes that would not be required to be filed by the Company thereunder, but for the action of the Initial Purchasers.
               Section 5. Covenants of the Company. The Company and each Guarantor covenants and agrees with each of the Initial Purchasers as follows:
          (a) Amendments and Supplements. Until the later of (i) the completion of the distribution of the Notes by the Initial Purchasers and (ii) the Closing Date, the Company will not amend or supplement the Offering Memorandum unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have given their consent, such consent not to be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Offering Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.
          (b) Delivery of Copies. The Company will deliver to, or upon the order of, the Representatives, from time to time, without charge (until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers) as many copies of any Offering Memorandum as the Representatives may reasonably request.
          (c) Ongoing Compliance. The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Offering Memorandum. If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Offering Memorandum that corrects such statement or omission or effects such compliance.
          (d) Blue Sky Compliance. The Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes and Conversion Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
          (e) Clear Market. For a period of 60 days after the date hereof, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, such consent not to be unreasonably withheld, other than (w) the purchase by the Company of call options, and the sale by the Company of warrants, each in connection with convertible note hedge transactions to be entered into in connection with the sale of the Notes, and any transactions in the Company’s securities contemplated by such call options or warrants, (x) the issuance of shares pursuant to the Concurrent Offering or any stock purchase warrant outstanding on the date hereof, or the issuance of Series A Junior Preferred Participating Preferred Stock subject to the terms of the Rights Agreement, (y) as contemplated by this Agreement with respect to the Conversion Shares, and (z) the grant of awards under, and issuance of any shares of Common Stock issuable upon the exercise of options or awards granted under, any existing employee and director stock incentive plan described in the Offering Memorandum and Final Memorandum.
          (f) Reports. So long as the Notes are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company need not separately furnish any information that is publicly available on the Commission’s EDGAR site or the Company’s website.
          (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.
          (h) No Integration. None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) No General Solicitation. The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.
          (j) Rule 144A Information. For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
          (k) PORTAL; DTC. The Company will use its best efforts to (i) permit the Notes to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the Financial Industry Regulatory Authority (“FINRA”) relating to trading in the FINRA’s Portal Market (the “Portal Market”) and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
          (l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
          (m) NYSE Listing. The Company will use its best efforts to effect and maintain the listing of the Conversion Shares on the NYSE.
          (n) Available Conversion Shares. The Company will keep available at all times, free of pre-emptive rights, the maximum number of Conversion Shares.
          (o) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
          (p) Rule 144 Tolling. For a period of one year following the later of the Closing Date or Option Closing Date, none of the Company or any of its Affiliates will sell any such Notes.
               Section 6. Expenses. The Company and each Guarantor agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and any Offering Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and the Guarantors, (iv) preparation

(including printing), issuance and delivery to the Initial Purchasers of the Notes and the Guarantees, (v) the qualification of the Notes and the Guarantees under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) the fees and expenses of any transfer agent or registrar for the Common Stock; (ix) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market; (x) the fees and expenses incurred in connection with the listing of the Conversion Shares on the NYSE and (xi) any fees charged by investment rating agencies for the rating of the Notes. The Company shall not, however, be required to pay for any of the Initial Purchasers’ expenses, except that, if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including fees, disbursements and charges of counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.
               Section 7. Conditions of the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Notes on the Closing Date and the Optional Notes, if any, on the Option Closing Date, as the case may be, are subject to the accuracy, as of the Time of Execution, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
          (a) No Downgrade. Subsequent to the execution and delivery of this Agreement, through and including the Closing Date and, if applicable, the Option Closing Date, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
          (b) No Material Adverse Change. No event or condition of a type described in Section 2(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the Final Memorandum (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Offering Memorandum and the Final Memorandum.
          (c) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Offering Memorandum and the Final Memorandum and, to the best knowledge of such officers, the representations set forth in Section 2(a) hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a) and (b) above.
          (d) Comfort Letters. On the date of this Agreement and on the Closing Date or the Option Closing Date, as the case may be, the Independent Accountants shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum and the Final Memorandum; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Option Closing Date, as the case may be.
          (e) Opinion of Counsel for the Company. (i) Bass, Berry & Sims PLC, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto, (ii) special counsel to the subsidiaries organized under the laws of Florida and Maryland shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A1 and (iii) each counsel listed on Schedule II shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A2 hereto.

          (f) Opinion of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
          (g) Sale Not Enjoined. The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date or the Option Closing Date, as the case may be.
          (h) Indenture. On the Closing Date, each of the Company, the Guarantors and the Trustee shall have executed and delivered the Indenture (including Notes and the Guarantees) and such agreement shall be in full force and effect at all times from and after the Closing Date.
          (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Notes.
          (j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing (or equivalent designation), as the case may be of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing (or equivalent designation), as the case may be as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
          (k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex B hereto, between you, officers and directors of the Company listed on Schedule V hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Option Closing Date, as the case may be.
          (l) PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the FINRA.
          (m) Conversion Share Listing. The Company shall have caused the Conversion Shares to be approved for listing, subject to notice of issuance, on the NYSE.

          (n) Additional Documents. On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificate and documents as the Representatives may reasonably request.
               The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Shearman & Sterling LLP, counsel for the Initial Purchasers.
               If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Initial Purchasers hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by facsimile or .pdf form at or prior to the Closing Date or the Option Closing Date, as the case may be.
               In such event, the Company and the Initial Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).
               Section 8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors; Transfer Restrictions” contained in the Offering Memorandum.
               Section 9. Indemnification and Contribution. (a) Each of the Company and the Guarantors agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

     (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Memorandum or any amendment or supplement thereto; or
     (ii) the omission or alleged omission to state, in any Offering Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through the Representatives specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.
               (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through the Representatives, specifically for use therein; it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 13 herein, and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.
               (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchasers in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel reasonably incurred shall be at the expense of the indemnifying party.
               (d) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent (i) if such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
               (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.
     Section 10. Default by Initial Purchasers.
     If any one or more of the Initial Purchasers listed in Schedule I shall fail or refuse to purchase the Notes that it or they have agreed to purchase hereunder on the Closing Date or the Option Closing Date, as the case may be, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, then the other Initial Purchasers listed in Schedule I shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names in Schedule I bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers in such Schedule I, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date or the Option Closing Date, as the case may be, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or the Final Memorandum or any other documents or arrangements may be effected.
               As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

               Section 11. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and each Guarantor, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any Guarantor, any of its or their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 11 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
               Section 12. Termination. Prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Optional Notes), this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in the Company’s securities shall have been suspended by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market, American Stock Exchange or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international crisis or calamity, or any change in the United States financial markets, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Notes in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) there shall have occurred any Material Adverse Change; or (v) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) under the Exchange Act) or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading). Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 6 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto except as provided in Section 11 hereof.
               Section 13. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page (as such paragraph is supplemented by the Pricing Supplement) and in paragraphs 19, 20, 21 and 22 relating to stabilization transactions under the heading “Plan of Distribution” in the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

               Section 14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, (fax: (212) 797-4564); Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at One Gaylord Drive, Nashville, Tennessee 37214, (fax: (615) 316-6544); Attention: Carter R. Todd, Esq.; with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238 (fax: (615) 742-2775); Attention: F. Mitchell Walker, Jr. Facsimile or pdf. notices shall be followed by another permissible form of notice.
               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.
               Section 15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.
               Section 16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.
               Section 17. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or such Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Guarantors agree that they will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.
               Section 18. Internet Document Service. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum and Final Memorandum and any other agreement or document relating to the offer and sale of the Notes, including, without limitation, the Indenture, to Xtract Research LLC (“Xtract”) following the Closing Date for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” (as defined in Rule 144A under the Act).
               Section 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature or .pdf signature shall constitute an original signature for all purposes. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours, GAYLORD ENTERTAINMENT COMPANY
By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

SUBSIDIARY GUARANTORS:

CCK HOLDINGS, LLC
CORPORATE MAGIC, INC.
COUNTRY MUSIC TELEVISION INTERNATIONAL, INC.
GAYLORD CREATIVE GROUP, INC.
GAYLORD DESTIN RESORTS, LLC
GAYLORD FINANCE, INC.
GAYLORD HOTELS, INC.
GAYLORD INVESTMENTS, INC.
GAYLORD NATIONAL, LLC
GAYLORD PROGRAM SERVICES, INC.
GRAND OLE OPRY, LLC
GRAND OLE OPRY TOURS, INC.
OLH HOLDINGS, LLC
OPRYLAND ATTRACTIONS, LLC
OPRYLAND HOSPITALITY, LLC
OPRYLAND HOTEL NASHV ILLE, LLC
OPRYLAND HOTEL-TEXAS, LLC
OPRYLAND PRODUCTIONS, INC.
OPRYLAND THEATRICALS, INC.
WILDHORSE SALOON ENTERTAINMENT VENTURES, INC.

Purchase Agreement — Gaylord Entertainment Company

By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Vice President and Secretary

OLH, G.P. By its General Partners: Gaylord Hotels, Inc., a general partner
By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Vice President and Secretary

OLH Holdings, LLC, a general partner
By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Vice President and Secretary

OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP
By:	Opryland Hospitality, LLC, its general partner

By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Vice President and Secretary

OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP
By:	Opryland Hospitality, LLC, its general partner

By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Vice President and Secretary

Purchase Agreement — Gaylord Entertainment Company

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Donald Sung Name: Donald Sung
Title: Managing Director

By:	/s/ Jeremy Fox

Name: Jeremy Fox
Title: Managing Director
Purchase Agreement — Gaylord Entertainment Company

SCHEDULE I
Schedule of Initial Purchasers

Initial Purchaser	Principal Amount of Notes
Deutsche Bank Securities Inc.	$102,000,000
Citigroup Global Markets Inc.	$51,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$51,000,000
Wells Fargo Securities, LLC	$51,000,000
Calyon Securities (USA) Inc.	$11,250,000
KeyBanc Capital Markets Inc.	$11,250,000
Raymond James & Associates, Inc.	$11,250,000
U.S. Bancorp Investments, Inc.	$11,250,000

Total	$300,000,000

Schedule I

SCHEDULE II
List of Guarantors

1.	CCK Holdings, LLC
2.	Corporate Magic, Inc.
3.	Country Music Television International, Inc.
4.	Gaylord Creative Group, Inc.
5.	Gaylord Destin Resorts, LLC
6.	Gaylord Finance, Inc.
7.	Gaylord Hotels, Inc.
8.	Gaylord Investments, Inc.
9.	Gaylord National, LLC
10.	Gaylord Program Services, Inc.
11.	Grand Ole Opry, LLC
12.	Grand Ole Opry Tours, Inc.
13.	OLH, G.P.
14.	OLH Holdings, LLC
15.	Opryland Attractions, LLC
16.	Opryland Hospitality, LLC
17.	Opryland Hotel-Florida Limited Partnership
18.	Opryland Hotel Nashville, LLC
19.	Opryland Hotel-Texas, LLC
20.	Opryland Hotel-Texas Limited Partnership
21.	Opryland Productions, Inc.
22.	Opryland Theatricals, Inc.
23.	Wildhorse Saloon Entertainment Ventures, Inc.
Counsel will provide opinions for the following Guarantors:

Jurisdiction
Guarantor	of Incorporation	Counsel
1. Country Music Television International, Inc.	Delaware	Bass, Berry & Sims PLC

2. Gaylord Hotels, Inc.	Delaware	Bass, Berry & Sims PLC

3. Gaylord National, LLC	Maryland	Joseph, Greenwald & Laake, P.A.

4. Grand Ole Opry, LLC	Delaware	Bass, Berry & Sims PLC

5. OLH, G.P.	Tennessee	Bass, Berry & Sims PLC
Schedule II

Jurisdiction
Guarantor	of Incorporation	Counsel
6. Opryland Hospitality, LLC	Tennessee	Bass, Berry & Sims PLC

7. Opryland Hotel-Florida Limited Partnership	Florida	Foley & Lardner LLP

8. Opryland Hotel Nashville, LLC	Delaware	Bass, Berry & Sims PLC

9. Opryland Hotel-Texas, LLC	Delaware	Bass, Berry & Sims PLC

10. Opryland Hotel-Texas Limited Partnership	Delaware	Bass, Berry & Sims PLC
Schedule II

SCHEDULE III
List of the Company’s Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Pledged under Credit Agreement
CCK Holdings, LLC	Delaware
Corporate Magic, Inc.	Texas
Country Music Television International, Inc.	Delaware
Gaylord Creative Group, Inc.	Delaware
Gaylord Destin Resorts, LLC	Delaware
Gaylord Digital, Inc.	Delaware
Gaylord Finance, Inc.	Delaware
Gaylord Hotels, Inc.	Delaware
Gaylord Investments, Inc.	Delaware
Gaylord Mesa, LLC	Delaware
Gaylord Mesa Convention Center, LLC	Delaware
Gaylord National, LLC	Maryland	X
Gaylord Program Services, Inc.	Delaware
Gaylord Services, LLC	Florida
Grand Ole Opry, LLC	Delaware
Grand Ole Opry Tours, Inc.	Tennessee
OLH, G.P.	Tennessee
OLH Holdings, LLC	Delaware
Opryland Attractions, LLC	Delaware
Opryland Hospitality, LLC	Tennessee
Opryland Hotel Nashville, LLC	Delaware	X
Opryland Hotel—Florida Limited Partnership	Florida	X
Opryland Hotel—Texas Limited Partnership	Delaware	X
Opryland Hotel—Texas, LLC	Delaware
Opryland Productions, Inc.	Tennessee
Opryland Theatricals, Inc.	Delaware
Wildhorse Saloon Entertainment Ventures, Inc.	Tennessee
Schedule II

SCHEDULE IV
List of Debt Instruments
Indenture, dated as of November 12, 2003, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, providing for the issuance of the Company 8% Senior Notes Due 2013 (the “8% Senior Notes”).
First Supplemental Indenture, dated as of November 20, 2003, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee relating to the 8% Senior Notes.
Second Supplemental Indenture, dated as of November 29, 2004, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 8% Senior Notes.
Third Supplemental Indenture, dated as of December 30, 2004, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 8% Senior Notes.
Fourth Supplemental Indenture, dated as of June 16, 2005, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 8% Senior Notes.
Fifth Supplemental Indenture, dated as of January 12, 2007, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 8% Senior Notes.
Indenture, dated as of November 30, 2004, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, providing for the issuance of the Company’s 6.75% Senior Notes Due 2014 (the “6.75% Senior Notes”).
First Supplemental Indenture, dated as of December 30, 2004, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 6.75% Senior Notes.
Second Supplemental Indenture, dated as of June 16, 2005, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 6.75% Senior Notes.
Third Supplemental Indenture, dated as of January 12, 2007, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee, relating to the 6.75% Senior Notes.
Schedule IV

Second Amended and Restated Credit Agreement, dated as of July 25, 2008, by and among the Company, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent.
Schedule IV

SCHEDULE V
List of Directors and Officers Subject to Lock-Up Agreements
Glenn Angiolillo
Michael J. Bender
Stephen G. Buchanan
Roderick Connor
Mark Fioravanti
Kemp L. Gallineau
E. K. Gaylord II
D. Ralph Horn
John A. Imaizumi
David W. Johnson
David C. Kloeppel
Ellen Levine
Richard A. Maradik
Robert S. Prather, Jr.
Colin V. Reed
Michael D. Rose
Michael I. Roth
Robert B. Rowling
Carter R. Todd
Bennett D. Westbrook
Schedule V

ANNEX A
Form of Opinion of Bass Berry & Sims PLC, Counsel for the Company

ANNEX A1
Form of Opinion of Florida Counsel for the Company

ANNEX A2
Form of Opinion of Local Counsel for the Company

ANNEX B
Lock-Up Agreement
September __, 2009
Gaylord Entertainment Company
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

As	Representatives of the Several Initial Purchasers
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Re: Gaylord Entertainment Company
Ladies and Gentlemen:
     The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into an Purchase Agreement (the “Purchase Agreement”) with Gaylord Entertainment Company, a Delaware corporation (the “Company”), and the Guarantors named in Schedule II to the Purchase Agreement, providing for the offering (the “Offering”) by the several Initial Purchasers named in Schedule I to the Purchase Agreement (the “Initial Purchasers”), of the Company’s Convertible Senior Notes due 2014 (the “Notes”). The Notes will be convertible into the Company’s common stock, $0.01 par value (the “Common Stock”), under certain circumstances. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
     In consideration of the Initial Purchasers’ agreement to purchase and make the Offering of the Notes, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Initial Purchasers, the undersigned will not, during the period ending 60 days after the date of the final offering memorandum relating to the Offering (the “Memorandum”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell

Annex B

any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (other than (x) in connection with the Offering, (y) pursuant to a 10b5-1 trading plan in existence on the date hereof and (z) shares transferred to or cancelled by the Company upon exercise or vesting of stock incentive awards for the payment of any exercise price or tax withholding obligations) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc. on behalf of the Initial Purchasers, it will not, during the period ending 60 days after the date of the Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.
     The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.
[SIGNATURE PAGE FOLLOWS]

Annex B

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
By:
Name:
Title:

(b)

Annex B